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                                                                      EXHIBIT 21

                              Movie Gallery, Inc.

                              List of Subsidiaries

                                                            State or Province
     Name of Subsidiary                                     of Incorporation
     ------------------                                     -----------------

     M.G.A., Inc.                                           Delaware
     MovieGallery.com, Inc.                                 Delaware
     Movie Gallery Finance, Inc.                            Delaware
     Video Update, Inc.                                     Delaware
     Video Update Canada, Inc.                              New Brunswick